4Q20 Supplemental Slides1 & Outlook John McCallion Chief Financial Officer Exhibit 99.3 1 These slides highlight information in MetLife, Inc.'s earnings release, quarterly financial supplement and other prior public disclosures.

2 Table of contents Topic Page No. Net Income (Loss) to Adjusted Earnings 3 Adjusted Earnings ex. Total Notable Items by Segment 4 Variable Investment Income (VII) 5 Direct Expense Ratio 7 Cash & Capital 8 Outlook 9 Appendix 13

3 Net income (loss) to adjusted earnings 4Q20 FY20 (post-tax) $ in millions $ per share1 $ in millions $ per share1 Net Income (Loss) $124 $0.14 $5,191 $5.68 Less: Net Investment Gains (Losses) (26) (0.03) (87) (0.10) Net Derivative Gains (Losses)2 (1,233) (1.36) 1,066 1.17 Investment Hedge Adjustments (205) (0.23) (644) (0.71) Actuarial Assumption Review2 — — (98) (0.11) Other2 (250) (0.28) (669) (0.73) Adjusted Earnings $1,838 $2.03 $5,623 $6.16 Less Notable Item: Actuarial Assumption Review — — (203) (0.22) Adjusted Earnings ex. Notable Item $1,838 $2.03 $5,826 $6.38 1 The per share data for each item is calculated on a standalone basis and may not sum to the total. 2 Full year 2020 Net Derivative Gains (Losses) includes a $34 million post-tax gain associated with our Actuarial Assumption Review that is also included within the $98 million Actuarial Assumption Review line item. As a result, the Other line item reflects the removal of this gain being included within both categories.

4 ($ in millions - post-tax) 4Q20 4Q19 % Change % Change (Constant Rate) Highlights 1 Group Benefits $383 $329 16% + Expense Margins; + Underwriting Margins; + Volume Growth Retirement and Income Solutions 526 321 64% + Investment Margins; + Volume Growth Property & Casualty 112 25 348% + Underwriting Margins U.S. $1,021 $675 51% Asia 494 341 45% 42% + Investment Margins; + Underwriting Margins; + Volume Growth; + Expense Margins Latin America 14 161 (91%) (91%) - Underwriting Margins EMEA 81 66 23% 27% + Expense Margins; + Underwriting Margins MetLife Holdings 426 269 58% + Investment Margins; + Underwriting Margins; + Expense Margins Corporate & Other (198) (98) (102%) - Investment Margins; - Taxes Adjusted Earnings, ex. Total Notable Items $1,838 $1,414 30% 30% Adjusted EPS, ex. Total Notable Items $2.03 $1.53 33% 34% Adjusted earnings ex. total notable items by segment 1 To be discussed on MetLife, Inc.'s fourth quarter and full year 2020 earnings and outlook conference call and audio webcast.

5 2020 VII above guidance of $900 million - $1.1 billion 1Q20 2Q20 3Q20 4Q20 FY20 ($ in millions - pre-tax) Private Equity Other $0 $351 ($555) $652 $778 $1,226

6 ($ in millions - post-tax) 4Q201 FY201 Group Benefits $4 $16 Retirement and Income Solutions 202 340 Property & Casualty 19 33 U.S. 225 389 Asia 190 314 Latin America 10 4 EMEA — — MetLife Holdings 196 303 Corporate & Other (6) (41) Total Variable Investment Income $615 $969 VII by segment 1 Post-tax assumes a 21% rate.

7 2020 direct expense ratio of 12.0% beats 12.3% target Direct Expense Ratio1 14.3% 13.3% 13.3% 12.9% 12.6% 12.0% 12.0% 12.4% 11.4% 12.3% 2015 2016 2017 2018 2019 2020 1Q20 2Q20 3Q20 4Q20 1 Direct expense ratio, excluding total notable items related to direct expenses and pension risk transfers (PRT). -230 bps

8 Holding Company Cash1 $5.3B $6.6B $7.8B $4.5B 4Q19 1Q20 2Q20 3Q20 4Q20 Cash & capital 1 Includes cash and liquid assets at MetLife, Inc. and other holding companies at quarter-end. 2 Excludes total notable items. 3 Based on estimate and includes MetLife, Inc.'s principal U.S. insurance subsidiaries, excluding American Life Insurance Company. 4 MetLife calculates RBC annually as of December 31 and, accordingly, the calculation does not reflect conditions and factors occurring after the year end. 5 Solvency ratio of MetLife's insurance subsidiary in Japan, which is calculated quarterly and does not reflect conditions and factors occurring after September 30, 2020. $3.0B to $4.0B Cash Buffer $4.2B Capital • Completed Versant Health acquisition in 4Q20 • Share repurchases of $571 million in 4Q20 and $1.2 billion in FY20 • Average 2019-2020 free cash flow ratio2 of 78%; above 65-75% target • 2020 Combined NAIC Risk-Based Capital ratio3,4 above 360% target • Expected total U.S. Statutory Adjusted Capital3 of $19.3 billion at 12/31/20, up 4% from 2019 • Japan Solvency Margin ratio5 of 906% at 9/30/20

Outlook

10 Overview Gradual recovery from pandemic: • Continued impacts from COVID-19, mostly in 1H21 • Headwinds from low interest rates, directionally improving • Favorable impacts from weaker U.S. dollar Near-term1 targets: • Adjusted return on equity2 of 12-14% • Free cash flow ratio of 65-75% of adjusted earnings3 • Direct expense ratio less than 12.3%4 Corporate guidance for 2021: • Variable investment income range of $1.2 – $1.4 billion • Corporate & Other adjusted loss of $650 – $750 million • Effective tax rate to be between 20-22% Macro Assumptions Near-Term1 Targets and Corporate Guidance Key Sensitivities Adjusted Earnings Impact from Rates $ in millions 2021 2022 2023 Flat interest rate scenario5 ($5) ($25) ($30) Declining interest rate scenario5 ($5) ($75) ($140) 10 bps increase in LIBOR6 ($10) ($10) ($15) 10 bps decrease in LIBOR6 $10 $10 $15 1 One to three years. 2 Excluding AOCI other than FCTA. 3 2-year average excluding total notable items. 4 Excluding total notable items related to direct expenses and PRT. 5 See pages 15 and 16 in the Appendix for more information. 6 Increase/decrease of 10 basis points from base interest rates for rates shorter than 1 year; no change in longer- term interest rates.

Near-Term Guidance: U.S. and MetLife Holdings

Group Benefits	• Adjusted premiums, fees and other revenues (PFOs) expected to grow low double-digits in 2021 aided by the Versant acquisition, and 4-6% annual growth beyond • Group Life mortality ratio of 92.4% in 2020; target of 85-90% • Group Non-Medical Health interest adjusted benefit ratio of 65.3% in 2020; target of 70-75%
Retirement and Income Solutions	• Both spread based and fee-based liability exposures[1] expected to grow 2-4% annually • Investment spread[2] of 118 bps in 2020 and expected to be 90-115 bps in 2021
MetLife Holdings	• Adjusted PFOs expected to decline by approximately 5-7% per year • Adjusted earnings of $1.0 - $1.2 billion in 2021 • Life interest adjusted benefit ratio of 55.7%[3] in 2020; target of 50-55% in 2021

MetLife

[1] Includes future policy benefits, policyholder account liabilities, and separate account liabilities, as well as notional amounts not recorded on MetLife's balance sheet.
[2] Average annualized general account spread. [3] Excludes the notable item related to the annual actuarial assumption review. Including this, the ratio was 57.5% in 2020.

11

12 Near-Term Guidance: Non-U.S.1 • Double-digit sales growth in 2021, mid-to-high single-digit growth in 2022 – 2023 • General account assets under management2 to grow at mid single-digits • Adjusted earnings essentially flat in 2021, mid single-digit growth in 2022 – 2023 • Dividends to holding companies expected to be 50-60% of adjusted earnings • High-single to low-double digit annual growth in adjusted PFOs • Adjusted earnings growth of high-teens in 2021, with adjusted earnings returning to 2019 levels in 2022 • Dividends to holding companies expected to exceed adjusted earnings in 2021, and to be 75-80% of adjusted earnings in 2022 and 2023 • Sales and adjusted PFO growth of mid-to-high single-digits • Low-to-mid single-digit adjusted earnings growth versus 2019 • Dividends to holding companies expected to be 90-100% of adjusted earnings Asia Latin America EMEA 1 Growth rates for adjusted earnings and adjusted PFOs are on a reported basis. Growth rates for sales and general account assets under management are on a constant currency basis. 2 Excludes fair value adjustments and includes operating joint ventures.

Appendix

14 Segments: U.S., Asia, Latin America and EMEA1 ($ in billions) Capital Deployed Value Added (VNB) Internal Rate of Return (IRR) Payback (Years) 2019 $3.8 $1.8 15% 7 2018 $3.8 $2.1 15% 7 2017 $3.1 $1.3 14% 7 Total $10.7 $5.2 2017 - 2019 New Business Value 1 Excludes the MetLife Holdings segment; Value of New Business (VNB) is the present value of future profits net the cost of capital and time value of guarantees from new sales.

15 12/31/20 12/31/21 12/31/22 12/31/23 Base Flat Rate Base Flat Rate Base Flat Rate Base Flat Rate 3-Month LIBOR1 0.24% 0.24% 0.20% 0.24% 0.32% 0.24% 0.56% 0.24% 10-Year U.S. Treasury1 0.91% 0.91% 1.12% 0.91% 1.31% 0.91% 1.49% 0.91% 30-Year U.S. Treasury1 1.65% 1.65% 1.72% 1.65% 1.80% 1.65% 1.88% 1.65% Interest Rates: Base vs. Flat Rate Scenario 1 Base rates based on forward curve as of December 31, 2020. All rates remain unchanged from 12/31/20 levels.

16 12/31/20 12/31/21 12/31/22 12/31/23 Base Declining Rate Base Declining Rate Base Declining Rate Base Declining Rate 3-Month LIBOR1 0.24% 0.24% 0.20% 0.24% 0.32% 0.24% 0.56% 0.24% 10-Year U.S. Treasury1 0.91% 0.91% 1.12% 0.50% 1.31% 0.50% 1.49% 0.50% 30-Year U.S. Treasury1 1.65% 1.65% 1.72% 0.77% 1.80% 0.69% 1.88% 0.63% Interest Rates: Base vs. Declining Rate Scenario 1 Base rates based on forward curve as of December 31, 2020. 3-month LIBOR remains unchanged from 12/31/20 levels while long term rates decline over the near-term.

Key Sensitivities: U.S. and MetLife Holdings

Group Benefits

- 1% change in Group Life mortality ratio translates to ~$65 million of adjusted earnings[1]
- 1% change in Group Non-Medical Health interest adjusted benefit ratio translates to ~$75 million of adjusted earnings[1]

Retirement and Income Solutions

$ in millions	Change	Impact on Adjusted Earnings[1]
LIBOR[2, 3]	+10 bps	-$8
	-10 bps	+$8
U.S. Treasury[4]	+10 bps	+$4
	-10 bps	-$4

- $1 billion of PRT sales translates to $7-8 million of adjusted earnings[1]

MetLife Holdings

- Roughly 70% of the separate account (SA) assets are in equities
- +/- 10% change in SA returns translates to $10-15 million initial[5] impact to adjusted earnings, and ~$35 million ongoing annual impact to adjusted earnings
- 1% change in life interest adjusted benefit ratio translates to $15-20 million of adjusted earnings[1]

MetLife

[1] Annual impact. [2] Change from base rates for 1-month and 3-month LIBOR. No change in other interest rates. [3] This sensitivity holds for a LIBOR rate change of +/- 50 basis points. [4] Parallel shift in published U.S. Treasury rates up to 30 years. No change in other interest rates. [5] Quarter in which market impact occurs.

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Key Sensitivities: Non-U.S.

Asia

$ in millions	Change	Annual Impact on Adjusted Earnings	Regulatory Ratios (%)
Parallel shift in yield curve:			
Japan / U.S[1,2]	+/- 10 bps	$1-2	5-10%
Korea[2]	+/- 10 bps	$0-1	0-5%
China[3]	+/- 10 bps	$0-1	0-5%

Latin America

$ in millions	Change	Annual Impact on Adjusted Earnings
Mexican peso to U.S. dollar	+1%	$2
Chilean peso to U.S. dollar	+1%	$3
Annual return on the ProVida encaje[4]	+1%	$3

EMEA

$ in millions	Change	Annual Impact on Adjusted Earnings
Euro to U.S. Dollar	+1%	$1
British Pound to U.S. Dollar	+1%	$1
Turkish Lira to U.S. Dollar	+1%	$0.4
Polish Zloty U.S. Dollar	+1%	$0.3

[1] Independent parallel shift in yield curve for U.S. and Japan has the same impact. [2] Higher yields increase adjusted earnings and lower regulatory ratios. [3] Higher yields increase adjusted earnings and regulatory ratios. [4] The ProVida encaje is capital required by Superintendencia de Pensiones. The encaje is invested in the same manner as the total pension fund, and the investment income is included in adjusted earnings.

MetLife
18

19 Cautionary Statement on Forward-Looking Statements The forward-looking statements in this presentation, such as “assumes,” “assumption,” “beyond, “continued,” “estimate,” “expected,” “forward,” “future,” “grow,” “guidance,” “near- term,” “ongoing,” “outlook,” “remain,” “scenario,” “sensitivities,” “target,” “to be,” and “1H21”are based on assumptions and expectations that involve risks and uncertainties, including the “Risk Factors” MetLife, Inc. describes in its U.S. Securities and Exchange Commission filings. MetLife’s future results could differ, and it has no obligation to correct or update any of these statements.

20 Explanatory Note on Non-GAAP and Other Financial Information Any references in this presentation (except in this Explanatory Note on Non-GAAP Financial Information and Reconciliations) to: Should be read as, respectively: (i) net income (loss); (i) net income (loss) available to MetLife, Inc.’s common shareholders; (ii) net income (loss) per share; (ii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (iii) adjusted earnings; (iii) adjusted earnings available to common shareholders; (iv) adjusted earnings per share; and (iv) adjusted earnings available to common shareholders per diluted common share; and (v) adjusted return on equity, excluding AOCI other than FCTA. (v) adjusted return on MetLife Inc.'s common stockholders' equity, excluding AOCI other than FCTA. In this presentation, MetLife presents certain measures of its performance on a consolidated and segment basis that are not calculated in accordance with accounting principles generally accepted in the United States of America (GAAP). MetLife believes that these non-GAAP financial measures enhance the understanding for MetLife and its investors of MetLife's performance by highlighting the results of operations and the underlying profitability drivers of the business. Segment-specific financial measures are calculated using only the portion of consolidated results attributable to that specific segment. The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP: Non-GAAP financial measures: Comparable GAAP financial measures: (i) adjusted premiums, fees and other revenues; (i) premiums, fees and other revenues; (ii) adjusted premiums, fees and other revenues, excluding pension risk transfers (PRT); (ii) premiums, fees and other revenues; (iii) adjusted capitalization of deferred policy acquisition costs (DAC); (iii) capitalization of DAC; (iv) adjusted earnings available to common shareholders; (iv) net income (loss) available to MetLife, Inc.’s common shareholders; (v) adjusted earnings available to common shareholders, excluding total notable items; (v) net income (loss) available to MetLife, Inc.’s common shareholders; (vi) adjusted earnings available to common shareholders per diluted common share; (vi) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (vii) adjusted earnings available to common shareholders, excluding total notable items, per diluted common share; (vii) net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share; (viii) free cash flow of all holding companies; (viii) MetLife, Inc. (parent company only) net cash provided by (used in) operating activities; (ix) adjusted other expenses; (ix) other expenses; (x) adjusted other expenses, net of adjusted capitalization of DAC; (x) other expenses, net of capitalization of DAC; (xi) adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses; (xi) other expenses, net of capitalization of DAC; (xii) adjusted expense ratio; (xii) expense ratio; (xiii) adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT; (xiii) expense ratio; (xiv) direct expenses; (xiv) other expenses; (xv) direct expenses, excluding total notable items related to direct expenses; (xv) other expenses; (xvi) direct expense ratio; and (xvi) expense ratio; and (xvii) direct expense ratio, excluding total notable items related to direct expenses and PRT. (xvii) expense ratio.

21 Any of these financial measures shown on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the most recent period and applied to the comparable prior period. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this presentation and in this period’s quarterly financial supplement and earnings news release, which are available at www.metlife.com. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable effort to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income. MetLife’s definitions of non-GAAP and other financial measures discussed in this presentation may differ from those used by other companies: Adjusted earnings and related measures • adjusted earnings; • adjusted earnings available to common shareholders; • adjusted earnings available to common shareholders on a constant currency basis; • adjusted earnings available to common shareholders, excluding total notable items; • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis; • adjusted earnings available to common shareholders per diluted common share; • adjusted earnings available to common shareholders on a constant currency basis per diluted common share; • adjusted earnings available to common shareholders, excluding total notable items per diluted common share; and • adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis per diluted common share. These measures are used by management to evaluate performance and allocate resources. Consistent with GAAP guidance for segment reporting, adjusted earnings and components of, or other financial measures based on, adjusted earnings are also MetLife’s GAAP measures of segment performance. Adjusted earnings and other financial measures based on adjusted earnings are also the measures by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans. Adjusted earnings and other financial measures based on adjusted earnings allow analysis of MetLife's performance relative to its business plan and facilitate comparisons to industry results. Adjusted earnings is defined as adjusted revenues less adjusted expenses, net of income tax. Adjusted loss is defined as negative adjusted earnings. Adjusted earnings available to common shareholders is defined as adjusted earnings less preferred stock dividends. Adjusted revenues and adjusted expenses These financial measures, along with the related adjusted premiums, fees and other revenues, focus on our primary businesses principally by excluding the impact of market volatility, which could distort trends, and revenues and costs related to non- core products and certain entities required to be consolidated under GAAP. Also, these measures exclude results of discontinued operations under GAAP and other businesses that have been or will be sold or exited by MetLife but do not meet the discontinued operations criteria under GAAP (Divested businesses). Divested businesses also include the net impact of transactions with exited businesses that have been eliminated in consolidation under GAAP and costs relating to businesses that have been or will be sold or exited by MetLife that do not meet the criteria to be included in results of discontinued operations under GAAP. In addition, for the year ended December 31, 2016, adjusted revenues and adjusted expenses exclude the financial impact of converting the Company’s Japan operations to calendar year-end reporting without retrospective application of this change to prior periods and is referred to as lag elimination. Adjusted revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Adjusted expenses also excludes goodwill impairments. Explanatory Note on Non-GAAP and Other Financial Information (Continued)

22 Explanatory Note on Non-GAAP and Other Financial Information (Continued) The following additional adjustments are made to revenues, in the line items indicated, in calculating adjusted revenues: • Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL (Unearned revenue adjustments) and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees); • Net investment income: (i) includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (Investment hedge adjustments), (ii) excludes post-tax adjusted earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iii) excludes certain amounts related to contractholder- directed equity securities, (iv) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP and (v) includes distributions of profits from certain other limited partnership interests that were previously accounted for under the cost method, but are now accounted for at estimated fair value, where the change in estimated fair value is recognized in NIGL under GAAP; and • Other revenues is adjusted for settlements of foreign currency earnings hedges and excludes fees received in association with services provided under transition service agreements (TSA fees). The following additional adjustments are made to expenses, in the line items indicated, in calculating adjusted expenses: • Policyholder benefits and claims and policyholder dividends excludes: (i) amortization of basis adjustments associated with de-designated fair value hedges of future policy benefits, (ii) changes in the policyholder dividend obligation related to NIGL and NDGL, (iii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass-through adjustments, (iv) benefits and hedging costs related to GMIBs (GMIB costs), and (v) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments); • Interest credited to policyholder account balances includes adjustments for earned income on derivatives and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes certain amounts related to net investment income earned on contractholder-directed equity securities; • Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments; • Amortization of negative VOBA excludes amounts related to Market value adjustments; • Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and • Other expenses excludes: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements costs (Regulatory implementation costs), and (iii) acquisition, integration and other costs. Other expenses includes TSA fees. Adjusted earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. The tax impact of the adjustments mentioned above are calculated net of the U.S. or foreign statutory tax rate, which could differ from MetLife's effective tax rate. Additionally, the provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms. In addition, adjusted earnings available to common shareholders excludes the impact of preferred stock redemption premium, which is reported as a reduction to net income (loss) available to MetLife, Inc.’s common shareholders. Return on equity and related measures • Total MetLife, Inc.’s common stockholders’ equity, excluding AOCI other than FCTA: total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax. • Total MetLife, Inc.’s common stockholders’ equity, excluding total notable items (excludes AOCI other than FCTA): total MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses), defined benefit plans adjustment components of AOCI and total notable items, net of income tax. • Return on MetLife, Inc.’s common stockholders’ equity: net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity. • Adjusted return on MetLife, Inc.'s common stockholders' equity: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity. • Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding AOCI other than FCTA: adjusted earnings available to common shareholders divided by MetLife, Inc.'s average common stockholders' equity, excluding AOCI other than FCTA. • Adjusted return on MetLife, Inc.'s common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA): adjusted earnings available to common shareholders, excluding total notable items, divided by MetLife, Inc.'s average common stockholders' equity, excluding total notable items (excludes AOCI other than FCTA).

23 Explanatory Note on Non-GAAP and Other Financial Information (Continued) Expense ratio, direct expense ratio, adjusted expense ratio and related measures: • Expense ratio: other expenses, net of capitalization of DAC, divided by premiums, fees and other revenues. • Direct expense ratio: adjusted direct expenses, divided by adjusted premiums, fees and other revenues. • Direct expense ratio, excluding total notable items related to direct expenses and PRT: adjusted direct expenses, excluding total notable items related to direct expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. • Adjusted expense ratio: adjusted other expenses, net of adjusted capitalization of DAC, divided by adjusted premiums, fees and other revenues. • Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT: adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses, divided by adjusted premiums, fees and other revenues, excluding PRT. General account (GA) assets under management (GA AUM) and related measures GA AUM is used by MetLife to describe assets in its GA investment portfolio which are actively managed and stated at estimated fair value. GA AUM is comprised of GA total investments and cash and cash equivalents, excluding policy loans, contractholder-directed equity securities, fair value option securities and certain other invested assets, as substantially all of these assets are not actively managed in MetLife’s GA investment portfolio. Mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures included in GA AUM (at net asset value, net of deduction for encumbering debt) have been adjusted from carrying value to estimated fair value. At the segment level, intersegment balances (intercompany activity, primarily related to investments in subsidiaries, that eliminate at the MetLife consolidated level) are excluded from GA AUM. GA AUM (at amortized cost) excludes the following adjustments: (i) unrealized gain (loss) on investments carried at estimated fair value and (ii) adjustments from carrying value to estimated fair value on mortgage loans (including commercial, agricultural and residential) and real estate and real estate joint ventures. GA AUM (at amortized cost) is presented net of related allowance for credit loss. Statistical sales information: • U.S.: ◦ Group Benefits: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees from recurring premium policy sales of all products. ◦ Retirement and Income Solutions: calculated using 10% of single premium deposits and 100% of annualized full-year premiums and fees only from recurring premium policy sales of specialized benefit resources and corporate- owned life insurance. ◦ Property & Casualty: calculated based on first year direct written premium, net of cancellation and endorsement activity. • Latin America, Asia and EMEA: calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident & health and group). Sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. The following additional information is relevant to an understanding of MetLife’s performance results and outlook: • Volume growth, as discussed in the context of business growth, is the period over period percentage change in adjusted earnings available to common shareholders attributable to adjusted premiums, fees and other revenues and assets under management levels, applying a model in which certain margins and factors are held constant. The most significant of such items are underwriting margins, investment margins, changes in equity market performance, expense margins and the impact of changes in foreign currency exchange rates. • MetLife uses a measure of free cash flow to facilitate an understanding of its ability to generate cash for reinvestment into its businesses or use in non-mandatory capital actions. MetLife defines free cash flow as the sum of cash available at MetLife’s holding companies from dividends from operating subsidiaries, expenses and other net flows of the holding companies (including capital contributions to subsidiaries), and net contributions from debt to be at or below target leverage ratios. This measure of free cash flow is prior to capital actions, such as common stock dividends and repurchases, debt reduction and mergers and acquisitions. Free cash flow should not be viewed as a substitute for net cash provided by (used in) operating activities calculated in accordance with GAAP. The free cash flow ratio is typically expressed as a percentage of annual adjusted earnings available to common shareholders. • Notable items represent a positive (negative) impact to adjusted earnings available to common shareholders. Notable items reflect the unexpected impact of events that affect MetLife’s results, but that were unknown and that MetLife could not anticipate when it devised its business plan. Notable items also include certain items regardless of the extent anticipated in the business plan, to help investors have a better understanding of MetLife's results and to evaluate and forecast those results.

Reconciliation of Net Income (Loss) Available to MetLife, Inc.'s Common Shareholders to Adjusted Earnings Available to Common Shareholders

(In millions, except per share data)	2020	2020 Earnings Per Weighted Average Common Share Diluted[1]	4Q20	4Q20 Earnings Per Weighted Average Common Share Diluted[1]	4Q19	4Q19 Earnings Per Weighted Average Common Share Diluted[1]
Net Income (loss) available to MetLife, Inc.'s common shareholders	$ 5,191	$ 5.68	$ 124	$ 0.14	$ 536	$ 0.58
Adjustments from net income (loss) available to MetLife, Inc.'s common shareholders to adjusted earnings available to common shareholders:						
Less: Net investment gains (losses)	(110)	(0.12)	(33)	(0.04)	207	0.22
Less: Net derivative gains (losses)	1,349	1.48	(1,561)	(1.72)	(1,465)	(1.58)
Less: Other adjustments to net income (loss)[2]	(1,519)	(1.67)	(575)	(0.63)	(418)	(0.45)
Less: Provision for income tax (expense) benefit	(127)	(0.14)	455	0.50	373	0.40
Add: Net income (loss) attributable to noncontrolling interests	11	0.01	—	—	(5)	(0.01)
Add: Preferred stock redemption premium	14	0.02	—	—	—	—
Adjusted earnings available to common shareholders	5,623	6.16	1,838	2.03	1,834	1.98
Less: Total notable items	(203)	(0.22)	—	—	420	0.45
Adjusted earnings available to common shareholders, excluding total notable items	$ 5,826	$ 6.38	$ 1,838	$ 2.03	$ 1,414	$ 1.53
Adjusted earnings available to common shareholders on a constant currency basis	$ 5,623	$ 6.16	$ 1,838	$ 2.03	$ 1,830	$ 1.98
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis	$ 5,826	$ 6.38	$ 1,838	$ 2.03	$ 1,410	$ 1.52
Weighted average common shares outstanding - diluted		913.2		906.0		925.7

MetLife

[1] *Adjusted earnings available to common shareholders, excluding total notable items, per diluted common share is calculated on a standalone basis and may not equal (i) adjusted earnings available to common shareholders per diluted common share, less (ii) total notable items per diluted common share.*

[2] *Includes investment hedge adjustments.*

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Reconciliation to Adjusted Earnings Available to Common Shareholders, Excluding Total Notable Items

4Q20

(In millions)	U.S.[1]	Group Benefits[1]	Retirement and Income Solutions[1]	Property & Casualty[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 1,021	$ 383	$ 526	$ 112	$ 494	$ 14	$ 81	$ 426	$ (198)
Less: Total notable items	—	—	—	—	—	—	—	—	—
Adjusted earnings available to common shareholders, excluding total notable items	$ 1,021	$ 383	$ 526	$ 112	$ 494	$ 14	$ 81	$ 426	$ (198)
Adjusted earnings available to common shareholders on a constant currency basis					$ 494	$ 14	$ 81		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$ 494	$ 14	$ 81		

4Q19

(In millions)	U.S.[1]	Group Benefits[1]	Retirement and Income Solutions[1]	Property & Casualty[1]	Asia	Latin America	EMEA	MetLife Holdings[1]	Corporate & Other[1]
Adjusted earnings available to common shareholders	$ 675	$ 329	$ 321	$ 25	$ 341	$ 161	$ 66	$ 269	$ 322
Less: Total notable items	—	—	—	—	—	—	—	—	420
Adjusted earnings available to common shareholders, excluding total notable items	$ 675	$ 329	$ 321	$ 25	$ 341	$ 161	$ 66	$ 269	$ (98)
Adjusted earnings available to common shareholders on a constant currency basis					$ 347	$ 153	$ 64		
Adjusted earnings available to common shareholders, excluding total notable items, on a constant currency basis					$ 347	$ 153	$ 64		

MetLife

[1]Results on a constant currency basis are not included as constant currency impact is not significant.

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Expense Detail and Ratios

(In millions, except ratio data)

	2015	2016	2017	2018	2019	2020
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC						
Capitalization of DAC	$ (3,319)	$ (3,152)	$ (3,002)	$ (3,254)	$ (3,358)	$ (3,013)
Less: Divested businesses and lag elimination[1]	120	(1)	34	(1)	(20)	(5)
Adjusted capitalization of DAC	$ (3,439)	$ (3,151)	$ (3,036)	$ (3,253)	$ (3,338)	$ (3,008)
Reconciliation of Other Expenses to Adjusted Other Expenses						
Other expenses	$ 14,105	$ 13,295	$ 12,953	$ 12,927	$ 13,229	$ 12,135
Less: Noncontrolling interests	(13)	(6)	(12)	(10)	(15)	(16)
Less: Regulatory implementation costs	2	1	—	11	18	20
Less: Acquisition, integration and other costs	28	64	65	24	44	42
Less: TSA fees	—	—	—	305	246	159
Less: Divested businesses[1]	265	296	491	68	158	58
Adjusted other expenses	$ 13,823	$ 12,940	$ 12,409	$ 12,529	$ 12,778	$ 11,872
Other Detail and Ratios						
Other expenses	$ 14,105	$ 13,295	$ 12,953	$ 12,927	$ 13,229	$ 12,135
Capitalization of DAC	(3,319)	(3,152)	(3,002)	(3,254)	(3,358)	(3,013)
Other expenses, net of capitalization of DAC	$ 10,786	$ 10,143	$ 9,951	$ 9,673	$ 9,871	$ 9,122
Premiums, fees and other revenues	$ 43,900	$ 44,370	$ 45,843	$ 51,222	$ 49,680	$ 49,486
Expense ratio	24.6 %	22.9 %	21.7 %	18.9 %	19.9 %	18.4 %
Direct expenses	$ 6,444	$ 5,754	$ 6,006	$ 5,874	$ 5,977	$ 5,342
Less: Total notable items related to direct expenses	362	79	296	214	338	—
Direct expenses, excluding total notable items related to direct expenses	$ 6,082	$ 5,675	$ 5,710	$ 5,660	$ 5,639	$ 5,342
Adjusted other expenses	$ 13,823	$ 12,940	$ 12,409	$ 12,529	$ 12,778	$ 11,872
Adjusted capitalization of DAC	(3,439)	(3,151)	(3,036)	(3,253)	(3,338)	(3,008)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 10,384	$ 9,789	$ 9,373	$ 9,276	$ 9,440	$ 8,864
Less: Total notable items related to adjusted other expenses	362	507	377	214	338	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 10,022	$ 9,282	$ 8,996	$ 9,062	$ 9,102	$ 8,864
Adjusted premiums, fees and other revenues	$ 44,329	$ 44,479	$ 46,200	$ 50,778	$ 49,144	$ 49,137
Less: PRT	1,740	1,761	3,305	6,894	4,346	4,635
Adjusted premiums, fees and other revenues, excluding PRT	$ 42,589	$ 42,718	$ 42,895	$ 43,884	$ 44,798	$ 44,502
Direct expense ratio	14.5 %	12.9 %	13.0 %	11.6 %	12.2 %	10.9 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	14.3 %	13.3 %	13.3 %	12.9 %	12.6 %	12.0 %
Adjusted expense ratio	23.4 %	22.0 %	20.3 %	18.3 %	19.2 %	18.0 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	23.5 %	21.7 %	21.0 %	20.6 %	20.3 %	19.9 %

MetLife

[1] For the year ended December 31, 2016, Divested businesses and lag elimination includes adjustments related to the financial impact of converting MetLife's Japan operations to calendar year end reporting without retrospective application of this change to prior periods.

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Expense Detail and Ratios

(In millions, except ratio data)

	1Q20	2Q20	3Q20	4Q20
Reconciliation of Capitalization of DAC to Adjusted Capitalization of DAC				
Capitalization of DAC	$ (774)	$ (671)	$ (764)	$ (804)
Less: Divested businesses	(3)	(2)	—	—
Adjusted capitalization of DAC	$ (771)	$ (669)	$ (764)	$ (804)
Reconciliation of Other Expenses to Adjusted Other Expenses				
Other expenses	$ 3,047	$ 2,872	$ 2,954	$ 3,262
Less: Noncontrolling interests	(3)	(7)	(4)	(2)
Less: Regulatory implementation costs	2	—	6	12
Less: Acquisition, integration and other costs	6	—	7	29
Less: TSA fees	42	39	39	39
Less: Divested businesses	19	23	7	9
Adjusted other expenses	$ 2,981	$ 2,817	$ 2,899	$ 3,175
Other Detail and Ratios				
Other expenses	$ 3,047	$ 2,872	$ 2,954	$ 3,262
Capitalization of DAC	(774)	(671)	(764)	(804)
Other expenses, net of capitalization of DAC	$ 2,273	$ 2,201	$ 2,190	$ 2,458
Premiums, fees and other revenues	$ 11,336	$ 10,491	$ 11,887	$ 15,772
Expense ratio	20.1 %	21.0 %	18.4 %	15.6 %
Direct expenses	$ 1,344	$ 1,287	$ 1,288	$ 1,423
Less: Total notable items related to direct expenses	—	—	—	—
Direct expenses, excluding total notable items related to direct expenses	$ 1,344	$ 1,287	$ 1,288	$ 1,423
Adjusted other expenses	$ 2,981	$ 2,817	$ 2,899	$ 3,175
Adjusted capitalization of DAC	(771)	(669)	(764)	(804)
Adjusted other expenses, net of adjusted capitalization of DAC	$ 2,210	$ 2,148	$ 2,135	$ 2,371
Less: Total notable items related to adjusted other expenses	—	—	—	—
Adjusted other expenses, net of adjusted capitalization of DAC, excluding total notable items related to adjusted other expenses	$ 2,210	$ 2,148	$ 2,135	$ 2,371
Adjusted premiums, fees and other revenues	$ 11,216	$ 10,401	$ 11,820	$ 15,700
Less: PRT	(9)	(6)	487	4,163
Adjusted premiums, fees and other revenues, excluding PRT	$ 11,225	$ 10,407	$ 11,333	$ 11,537
Direct expense ratio	12.0 %	12.4 %	10.9 %	9.1 %
Direct expense ratio, excluding total notable items related to direct expenses and PRT	12.0 %	12.4 %	11.4 %	12.3 %
Adjusted expense ratio	19.7 %	20.7 %	18.1 %	15.1 %
Adjusted expense ratio, excluding total notable items related to adjusted other expenses and PRT	19.7 %	20.6 %	18.8 %	20.6 %

MetLife

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28 Premiums, Fees and Other Revenues (In millions) 2015 2016 2017 2018 2019 2020 1Q20 2Q20 3Q20 4Q20 Total Company - Premiums, Fees and Other Revenues Premiums, fees and other revenues $ 43,900 $ 44,370 $ 45,843 $ 51,222 $ 49,680 $ 49,486 $ 11,336 $ 10,491 $ 11,887 $ 15,772 Less: Unearned revenue adjustments 7 30 12 (7) 97 33 18 5 2 8 Less: GMIB fees 97 124 125 120 108 102 26 25 26 25 Less: Settlement of foreign currency earnings hedges (37) 4 22 19 9 — — — — — Less: TSA fees — — — 305 246 159 42 39 39 39 Less: Divested businesses and lag elimination1 (496) (267) (516) 7 76 55 34 21 — — Adjusted premiums, fees and other revenues $ 44,329 $ 44,479 $ 46,200 $ 50,778 $ 49,144 $ 49,137 $ 11,216 $ 10,401 $ 11,820 $ 15,700 1For the year ended December 31, 2016, Divested businesses and lag elimination includes adjustments related to the financial impact of converting MetLife’s Japan operations to calendar year end reporting without retrospective application of this change to prior periods.

Condensed Reconciliation of Net Cash Provided by Operating Activities of MetLife, Inc. to Free Cash Flow of All Holding Companies

	2020	2019
	(In billions, except ratios)	
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 3.5	$ 4.2
Adjustments from net cash provided by operating activities to free cash flow:		
Add: Incremental debt to be at or below target leverage ratios	1.4	0.5
Add: Adjustments from net cash provided by operating activities to free cash flow[1]	(0.2)	(0.3)
MetLife, Inc. (parent company only) free cash flow	4.7	4.4
Other MetLife, Inc. holding companies free cash flow[2]	(0.7)	0.5
Free cash flow of all holding companies	$ 4.0	$ 4.9
Ratio of net cash provided by operating activities to consolidated net income (loss) available to MetLife, Inc.'s common shareholders:		
MetLife, Inc. (parent company only) net cash provided by operating activities	$ 3.5	$ 4.2
Consolidated net income (loss) available to MetLife, Inc.'s common shareholders	$ 5.2	$ 5.7
Ratio of net cash provided by operating activities (parent company only) to consolidated net income (loss) available to MetLife, Inc.'s common shareholders[3]	67 %	73 %
Ratio of free cash flow to adjusted earnings available to common shareholders:		
Free cash flow of all holding companies[4]	$ 4.0	$ 4.9
Consolidated adjusted earnings available to common shareholders[4]	$ 5.6	$ 5.8
Ratio of free cash flow of all holding companies to consolidated adjusted earnings available to common shareholders[4]	71 %	86 %

[1]Adjustments include: (i) capital contributions to subsidiaries; (ii) returns of capital from subsidiaries; (iii) repayments on and (issuances of) loans to subsidiaries, net; and (iv) investment portfolio and derivatives changes and other, net.

[2]Components include: (i) dividends and returns of capital from subsidiaries; (ii) capital contributions from MetLife, Inc.; (iii) capital contributions to subsidiaries; (iv) repayments on and (issuances of) loans to subsidiaries, net; (v) other expenses; (vi) dividends and returns of capital to MetLife, Inc. and (vii) investment portfolio changes and other, net.

[3]Including the free cash flow of other MetLife, Inc. holding companies of $(0.7) billion and $0.5 billion for the years ended December 31, 2020 and 2019, respectively, in the numerator of the ratio, this ratio, as adjusted, would be 54% and 83%, respectively.

[4](i) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2020, was negatively impacted by a notable item, related to actuarial assumption review and other insurance adjustments of $0.2 billion, net of income tax. Excluding this notable item impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2020, would be 69%.

(ii) Consolidated adjusted earnings available to common shareholders for the year ended December 31, 2019, was positively impacted by notable items primarily related to tax related adjustments of $0.5 billion, net of income tax, partially offset by expense initiative costs of $0.3 billion, net of income tax. Excluding such notable items impacting consolidated adjusted earnings available to common shareholders from the denominator of the ratio, the adjusted free cash flow ratio for 2019, would be 87%.

MetLife

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